EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223509, 333-223473, 333-223472, 333-213628, and 333-48587) and Form S-8 (Nos. 333-226788, 333-222225, 333-204436, 333-202184, 333-165640, 333-172464, 333-146170, 333-101472, 333-89356, 333-72768, 333-56094, and 333-81183) of FirstEnergy Corp. of our report dated February 19, 2019 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in the Form 10‑K filed on February 19, 2019.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 6, 2019